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                                                                     EXHIBIT 3.1



               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                            CLICK INTERACTIVE, INC.


          Click Interactive, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware. hereby certifies that:

          A. The Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on August 20, 1996. A Certificate of Amendment of Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on March 3, 1998 and an Amended and Restated Certificate of incorporation was filed with the Secretary of State of the State of Delaware on June 11, 1999. This Amended and Restated Certificate of Incorporation has been duly adopted by the Corporation in accordance with Sections 228, 242 and 245 of the General Corporation Law of Delaware.

          B. The text of the Certificate of Incorporation of the Corporation is hereby amended and restated to read in its entirety as follows:

                                 ARTICLE FIRST

          The name of the Corporation is CLICK INTERACTIVE, INC.

                                 ARTICLE SECOND

          The address of the registered office of the Corporation, in the State of Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle, 19805. The name of the registered agent of the Corporation at such address is Corporation Service Company.

                                 ARTICLE THIRD

          The nature of the business of the Corporation and the purposes to be conducted and promoted by the Corporation are as follows:

          (a) To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

          (b) To do any and all of the acts herein set forth or implied and such other acts as are incidental or conducive to the attainment of the objects and purposes of the Corporation; and to do any and all such acts either as principal or in the capacity of agent, broker contractor or otherwise.
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          (c)  To conduct its business. promote its purposes and carry on its operations in any and all of its branches and maintain offices both within and without the State of Delaware, in any and, all states of the United States of America. in the District of Columbia, in foreign countries, and in any or all commonwealths, territories, dependencies. colonies, possessions, agencies or instrumentalities of the United States of America and of foreign countries.

          The foregoing provisions of this Article Third shall be construed both as purposes and powers and each as an independent purpose and power. The foregoing enumeration of specific purposes and powers shall not be held to limit or restrict in any manner the purposes and powers of the Corporation, and the purposes and powers herein specified shall, except when otherwise provided in this Article Third. be in no way limited or restricted by reference to, or inference from. the terms of any provision of this or any other Article of this Amended and Restated Certificate of Incorporation; provided however, that the Corporation Shall not conduct any business, promote any purpose, or exercise any power or privilege within or without the State of Delaware which, under the laws thereof, the Corporation may not lawfully conduct, promote, or exercise.

                                 ARTICLE FOURTH

          The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 20.000,000 of which (a) 3,000,000 shares shall be designated as Series A Convertible Participating Preferred Stock. par value $.001 per share (the "Series A Preferred Stock"), (b) 2,000,000 shares shall be designated as Series B Convertible Participating Preferred Stock, par value $.001 per share (the "Series B Preferred Stock"), and (c) 15,000,000 shares shall be designated as Common Stock, par value $.001 per share (the "Common Stock").

          The voting powers, designations, preferences, privileges and relative, participating. optional or other special rights, and the qualifications, limitations or restrictions of each class of capital stock of the Corporation shall be as provided in this Article Fourth.

     A.   SERIES A CONVERTIBLE PARTICIPATING PREFERRED STOCK
          --------------------------------------------------

1.   Election of Directors; Voting.
     -----------------------------

     (a)  Election of Directors. The holders of a majority of the outstanding
          ---------------------
shares of Series A Preferred Stock shall voting a separately as a separate class, be entitled to elect one (1) Director (the "Series A Director Designee"). The election of the Series A Director Designee by the holders of the Series A Preferred Stock shall occur (i) at the annual meeting of holders of capital stock, (ii) at any special meeting of holders of capital stock, (iii) at any special meeting of holders of Series A Preferred Stock called by holders of a majority of the outstanding shares of Series A Preferred Stock or (iv) by the written consent of holders of the outstanding shares of Series A Preferred Stock. If at any time when at least 20% of the shares of Series A Preferred Stock initially issued remain outstanding a Series A Director Designee should cease to be a Director for any reason, the vacancy shall only be filled by the vote or written consent of the holders of the outstanding share of Series A Preferred Stock, voting separately as a separate class, in the manner and on the basis specified above.

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     (b)  Voting Generally.  The holder Of each share of Series A Preferred
          ----------------
Stock shall be entitled to notice of any stockholders" meeting in accordance with the by-laws of the Corporation and shall vote with holders of the Common Stock, voting together as single class, upon all matters submitted to a vote of stockholders. The holder of each share of Series A Preferred Stock shall be entitled to the number of votes equal to the largest number of full shares of Common Stock into which each share of Series A Preferred Stock could be converted pursuant to Section A-4 hereof on the record date for the vote or the written consent of stockholders, if applicable. In addition, the holders of the Series A Preferred Stock shall also be entitled to vote separately as a class with respect to those matters required to be submitted to a class or series vote pursuant to the terms hereof (including, without limitation, Section A.6) or by law. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares of Common Stock into which shares of Series A Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half rounded upward to one).

2.   Dividends.  The holders of the Series A Preferred Stock shall be entitled
     ---------
to receive dividends only if the Board of Directors of the Corporation shall declare a dividend payable upon outstanding shares of the Common Stock, in which event the holders of the Series A Preferred Stock shall be entitled to receive the same amount of dividends per share of the Series A Preferred Stock as such holders would have been entitled had the Series A Preferred Stock been fully converted into shares of Common Stock pursuant to the provisions of Section A.4 hereof as of the record date for the determination of holders of shares of the Common Stock entitled to receive such dividend.

3.   Liquidation and Other Extraordinary Transactions.
     ------------------------------------------------

     (a)  Liquidation Preference.  Upon (i) any liquidation. dissolution or
          ----------------------
winding up of the Corporation and its subsidiaries, whether voluntary or involuntary (a "Liquidation Event"), or (ii) (w) a merger or consolidation of the Corporation with or into another corporation (with respect to which less than a majority of the outstanding voting power of such surviving corporation is held by stockholders of the Corporation immediately prior to such event), (x) the sale or transfer of all or substantially all of the properties and assets of the Corporation and its subsidiaries, (y) any transaction or series of related transactions the effect of which is that a party (or group of affiliated parties) to such transaction or transactions that did not beneficially own a majority of the voting power of the outstanding shares of capital stock of the Corporation immediately prior to such transaction or transactions beneficially owns at least a majority of such voting power immediately aft such transaction or transactions or (z) the redemption or repurchase of shares of capital stock representing a majority of the voting power of the outstanding shares of capital stock of the Corporation (each an "Extraordinary Transaction"). each holder of outstanding shares of Series A Preferred Stock shall be entitled to be paid out of the assets of the Corporation available for distribution to stockholders, whether such assets are capital, surplus or earnings, before payment of any dividend pursuant to Section A.2, B.2 or C,2:

          (i) Before any amount shall be paid or distributed to the holders of Common Stock or of any other stock ranking on liquidation junior to the Series A Preferred Stock.

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     an amount in cash equal to $4.60 per share (appropriately adjusted for any stock split, stock dividend, recapitalization and the like) (the "Senior Series A Liquidation Amount"); provided, however, that if a Liquidation
                                    --------  -------
     Event or one or more Extraordinary Transactions occur and the holders; of Series A Preferred Stock would, if the aggregate proceeds were distributed pursuant to Section A.3(a)(ii) below without payment of the Senior Series A Liquidation Amount, receive an amount equal to or in excess of $9.20 per share (appropriately adjusted for any stock split, Stock dividend, recapitalization and the like), then, the holders of Series A Preferred Stock shall not be entitled to receive any Senior Series A Liquidation Amount hereunder; provided, further that the Senior Series A Liquidation
                       --------  -------
     Amount shall be paid to the holders of Series A Preferred Stock simultaneously, and on a pari-passu basis, with the payment of the Senior Series B Liquidation Amount (as defined below) payable to the holders of Series B Preferred Stock in accordance with Section B.3(a)(i) below; and provided, further that if, upon Liquidation Event or Extraordinary
     --------  -------
     Transaction, the amounts payable with respect to the Senior Series A Liquidation Amount and the Senior Series B Liquidation Amount are not paid in full, the holders of the Series A Preferred Stock and the holders of the Series B Preferred Stock shall share ratably in any distribution of assets in Proportion to the full respective preferential amounts to which they are entitled; and

          (ii) after the payment of the Senior Series A Liquidation Amount and the Senior Series B Liquidation Amount. if any. any assets remaining available for distribution shall be distributed ratably among the holders of the Common Stock, the Series A Preferred Stock and the Series B Preferred Stock based upon the number of shares of Common Stock (i) then held by each holder of Common Stock immediately prior to the occurrence of any such Liquidation Event or Extraordinary Transaction, (ii) issuable upon conversion of the shares of Series A Preferred Stock held by a holder of Series A Preferred Stock pursuant to Section A.4 immediately prior to am occurrence of any such Liquidation Event or Extraordinary Transaction and
     (iii) issuable upon conversion of the shares of Series B Preferred Stock held by a holder of Series B Preferred Stock pursuant to Section BA immediately prior to the occurrence of any Such Liquidation Event or Extraordinary Transaction (the "Residual Series A Liquidation Amount" and, together with the Senior Series A Liquidation Amount, the "Total Series A Liquidation Amount").

     (b) Conversion Rights Not Impaired.  Nothing in this Section A.3 shall with
         ------------------------------
respect to any Liquidation Event or Extraordinary Transaction in any way limit the right of the holders of the Series A Preferred Stock to elect to have the provisions of Section A.4 or Section A.5. as applicable, govern such-Liquidation Event or Extraordinary Transaction.

     (c) Non-Cash Consideration.  Notwithstanding the provisions of Section
         ----------------------
A.3(a), in connection with any Extraordinary Transaction, the holders of Series A Preferred Stock shall, on the effective date of such Extraordinary Transaction, be paid by the Corporation the Senior Series A Liquidation Amount in cash sold to the extent that cash is paid in such Extraordinary Transaction and then (or alternatively if no cash payments are involved. as applicable), in such other consideration (valued as provided below) as is delivered in such Extraordinary Transaction

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in an amount equal to the Senior Series A Liquidation Amount. The Residual
Series A Liquidation Amount shall, be paid in the same combination of cash and other consideration as remains payable to pay to the holders of the Common Stock and the holders entitled to the Residual Series A Liquidation Amount and the Residual Series B Liquidation Amount (after payment of Senior Series A Liquidation Amount and the Senior Series B Amount, if any) based upon the number of shares of Common Stock (i) then held by each holder of Common Stock immediately prior to the occurrence of any such Liquidation Event or Extraordinary Transaction, (ii) issuable upon conversion of the share of Series A Preferred Stock held by a holder of Series A Preferred Stock pursuant to Section A.4 immediately prior to the occurrence of any such Liquidation Event or Extraordinary Transaction and (iii) issuable upon conversion of the shares of Series B Preferred Stock held by a holder of Series B Preferred Stock pursuant to Section B.4 immediately prior to the occurrence of any such Liquidation Event or Extraordinary Transaction.

          Any securities or other consideration to be delivered to the holders of the Series A Preferred Stock upon any Extraordinary Transaction shall, be valued as provided or established in such Extraordinary Transaction and, if and only if, no such value is provided or established in such Extraordinary Transaction as follows: (i) if traded on a nationally recognized securities exchange or inter-dealer quotation system. the value shall be deemed to be the average of the closing prices of the securities on such exchange or system over the 30-day period ending three (3) business days prior to the closing; (ii) if traded over-the-counter. the value shall be deemed to be the average of the closing bid prices over the 30-day period ending (3) business days prior to the closing; and (iii) if there is no active public market, the value shall be the fair market value thereof, as mutually determined in good faith by the Board of Directors of the Corporation and the holders of not less than a majority of the outstanding shares of Series A Preferred Stock, provided that if the Corporation and such holders are unable to reach agreement, then by independent appraisal by a mutually agreed to investment broker, the fees of which will be paid by the Corporation.

     (d) Surrender of Certificates. On the effective date of any Extraordinary
         -------------------------
Transaction, the Corporation shall pay all cash and other consideration to which the holders of Series A Preferred Stock shall be entitled under this Section
A.3. Upon receipt of such payment, each holder of shares of Series A Preferred Stock shall, surrender the certificate or certificates representing such shares, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto), at the principal executive office of the Corporation or the office of the transfer agent for the Corporation, or shall notify the Corporation or any transfer agent that such certificates have been lost, stolen or destroyed and shall execute an affidavit or agreement reasonably satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection therewith (an "Affidavit of Loss"), and each surrendered certificate shall be canceled and retired.

     (e) Notice. Prior to the occurrence of any Liquidation Event or
         ------
Extraordinary Transaction, the Corporation will furnish each holder of Series A Preferred Stock notice in accordance with Section A.$ hereof. together with a certificate prepared by the chief financial officer of the Corporation describing in detail the facts of such Liquidation Event or Extraordinary Transaction, stating in reasonable detail the amount(s) per share of Series A

                                       5
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Preferred Stock each holder of Series A Preferred would receive pursuant to the provisions of Section A.3(a) hereof and stating in reasonable detail the facts upon which such amount was determined and, in connection with any Extraordinary Transaction, describing in reasonable detail all other material terms of such Extraordinary Transaction, including without limitation the consideration to be delivered in connection with such Extraordinary Transaction. the valuation of the corporation at the, time of such Extraordinary Transaction and the identities of the parties to the Extraordinary Transaction.

4.   Conversion. The holders of the Series A Preferred Stock shall have the
     ----------
following conversion rights:

     (a)  Conversion Upon Election of Holders. Each holder of shares of Series A
          -----------------------------------
Preferred Stock shall be entitled at any time, upon the written election of such holder without the payment of any additional consideration, to convert such holder"s shares of Series A Preferred Stock then held by such holder into a number of shares of Common Stock computed by multiplying the number of shares of Series A Preferred Stock to be converted by $4.60 and dividing the result by the Series A Conversion Price then in effect. The initial "Series A Conversion Price" shall be $4.60 subject to adjustment from time to time as provided in Section A.5 hereof. If any share of Series A Preferred Stock is converted at a time when there are any declared but unpaid dividends or other amounts due on or in respect of such shares, such dividends and other amounts shall be paid in full in cash by the Corporation in connection with such conversion.

     (b)  Automatic Conversion.  Each share of Series A Preferred Stock shall
          --------------------
automatically be converted, without the payment of any additional consideration, into the number of shares of Common Stock into which such shares are convertible as computed according to the formula set forth in Section A.4(a) hereof at the then effective Series A Conversion Price upon (i) the written election of the holders of not less than a majority of the Series A Preferred Stock or (ii) the closing of an written public offering an a firm commitment basis by a nationally recognized investment banking (organization or organizations, pursuant to an effective registration statement under the Securities Act covering the offer and sale of shares of the Corporation"s Common Stock (A) in which the proceeds received by the Corporation (after deduction of underwriter discounts and commissions) equal or exceed $20,000,000, (B) with respect to which such Common Stock is listed for trading on either the New York Stock Exchange or the NASDAQ National Market and (C) either (1) at a price per share of Common Stock, after underwriter discounts and commissions, of not less than $9.20 per share (appropriately adjusted for any stock split, stock dividend, combination, recapitalization and the like) or (2) the pre-money market value of the Corporation"s Common Stock based upon the initial offering price. is equal to or in excess of $100.000,000 (a "QPO" or a "Qualified Public Offering"); provided that if a closing of a QPO occurs. all outstanding shares of Series A Preferred Stock shall be to have been converted into shares of Common Stock Immediately prior to such closing.

          If the holders of shares of Series A Preferred Stock are required to convert the outstanding shares of Series A Preferred Stock pursuant to this Section AA(b) at a time when

                                       6
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there are any declared but unpaid dividends or other amounts due on or in respect of such shares, such dividends and other amounts shall be paid in full in cash by the Corporation in connection with such conversion.

     (c)  Procedure for Voluntary Conversion. Upon election to convert pursuant
          ----------------------------------
to Sections A-4(a) or A.40), the relevant holder of Series A Preferred Stock shall surrender the certificate or certificates representing the Series A Preferred Stock being converted, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto), at the principal executive office of the Corporation or the offices of the transfer agent for the Series A Preferred Stock or such office or offices in the continental United States of an agent for conversion as may from time to time be designated by notice to the holders of the Series A Preferred Stock by the Corporation, or shall deliver an Affidavit of Loss with respect to such certificates. The issuance by the Corporation of Common Stock upon a conversion of Series A Preferred Stock upon election to convert pursuant to Sections A.4(a) or A.4(b) hereof shall be effective as of the surrender of the certificate or certificates for the Series A Preferred Stock to be converted. duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto), or as of the delivery of an Affidavit of Loss. Upon surrender of a certificate representing Series A Preferred Stock for conversion, or delivery of an Affidavit of Loss, the Corporation shall issue and send by hand delivery, by courier or by first class mail (postage prepaid) to the holder thereof or to such holder"s designee. at the address designated by such holder, certificates for the number of shares of Common Stock to which such holder shall be entitled upon conversion plus a cash payment in the mount of any declared but unpaid dividends and other amounts as by Sections A.4(a) or A.4(b) in respect of the shares of Series A Preferred Stock. Notwithstanding the foregoing, in the event of an automatic conversion pursuant to Section A.4(b) upon the election of the holders of not less than a majority of Series A Preferred Stock the outstanding shares of Series A Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent and all rights with respect to the Series A Preferred Stock shall terminate, except any of the rights of the holders thereof upon surrender of their certificate or certificates therefor or delivery of an Affidavit of Loss thereof to receive certification for the number of shares of Common Stock into which such shares of Series A Preferred Stock has been convened plus all declared but unpaid dividends and other amounts as contemplated by Section A.4(b). The issuance of certificates for Common Stock upon conversion of Series A Preferred Stock will be made without charge to the holders of such shares for any issuance tax in respect thereof or other costs incurred by the Corporation in connection with such conversion and the related issuance of such stock.

     (d)  Procedure for Automatic Conversion on QPO. As of, and in all cases
          -----------------------------------------
subject to, the closing of a QPO (the "Automatic Conversion Date"), all outstanding shares of Series A Preferred Stock "shall be converted automatically into shares of Common Stock as set forth in Section A.4(b) hereof and without any further action by the holders of such shares and whether or not the certificates representing such shares of Series A Preferred Stock are surrendered to the Corporation or its transfer agent; provided, however, that
                                                      --------  -------
all holders of Series A Preferred Stock shall be given prior written notice of the occurrence of a QPO in accordance with Section A.8

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hereof. On the Automatic Conversion Date, all rights with respect to the Series
A Preferred Stock so converted shall terminate, except any of the rights of the holders thereof upon surrender of their certificate or certificates therefor or delivery of an Affidavit of Loss thereof to receive certificates for the number of shares of Common Stock into which such Series A Preferred Stock has been converted plus all declared but unpaid dividends and other amounts as contemplated by Section A.6(b). If so required by the Corporation. certificates surrendered for conversion shall, be endorsed or accompanied by a written instrument or Instruments of transfer, in form satisfactory to ft Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. Upon surrender of such certificates or Affidavit of Loss the Corporation shall issue and deliver to such holder, promptly (and in any event in such time as is sufficient to enable such holder to participate in such
QPO) at such office and in its name as shown on aid surrendered certificate or certificates. a certificate or certificates for the number of shares of Common Stock into which the shares of the Series A Preferred Stock surrendered are convertible on the Automatic Conversion Date and shall pay all declared but unpaid dividends and other amounts as contemplated by Section A.4(b) in respect of the shares of Series A Preferred Stock which are converted.

     (e)  Reservation of Stock Issuable Upon Conversion.  The Corporation shall
          ---------------------------------------------
at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of Series A Preferred Stock such number of in shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Preferred Stock. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series A Preferred Stock, the Corporation will take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

     (f)  No Closing of Transfer Books. The Corporation shall not close its
          ----------------------------
books against the transfer of shares of Series A Preferred Stock in any manner which would interfere with the timely conversion of any shares of Series A Preferred Stock.

5.   Adjustments to Conversion Price. The Series A Conversion Price in effect
     -------------------------------
from time to time shall be subject to adjustment, as follows:

     (a)  Dividends of Stock Splits.  If the number of shares of Common Stock
          --------------------------
outstanding at any time after the date hereof is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, on the date such payment is made or such change is effective, the Series A Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of any shares of Series A Preferred Stock shall be increased in proportion to such increase of outstanding shares of Common Stock.

     (b)  Reverse Stock Splits. If the number of shares of Common Stock
          --------------------
outstanding at any time after the date hereof is decreased by a combination or reverse split of the outstanding shares of Common Stock, then, on the effective date of such combination or reverse split, the

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Series A Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of any shares of Series A
Preferred Stock shall be decreased in proportion to such decrease in outstanding shares of Common Stock.

     (e)  Sale of Common Stock. In the event the Corporation shall at any time,
          --------------------
or from time to time, issue, sell or exchange any shares of Common Stock (including shares held In the Corporation"s treasury but excluding (i) shares of Common Stock Issued upon conversion of the Series A Preferred Stock or Series B Preferred Stock, (ii) shares of Common Stock issued to employees, directors and consultants of the Corporation (pursuant to the exercise of options or otherwise) pursuant to stock and option plans approved by the Board of Directors and (iii) shares of Common Stock to be issued in connection with strategic acquisitions approved by a majority of the members of the Board of Directors, which majority shall include the Series A Director Designee and the Series B Director Designee (as defined below) (the "Excluded Shares")), for a consideration per share (the "Purchase Price") less than the Series A Conversion Price in effect immediately prior to the issuance, sale or exchange of such shares (any such issuance, sale or exchange hereinafter referred to as a "Series A Dilutive Transaction") then, and thereafter successively upon the consummation of any Series A Dilutive Transaction, the Series A Conversion Price in effect immediately prior to the issuance, sale or exchange of such shares shall forthwith be reduced to an amount determined by multiplying the Series A Conversion Price by a fraction:

          (i) the numerator of which shall be (X) the number of shares of Common Stock of all classes outstanding immediately prior to the issuance of such additional shares of Common Stock (excluding treasury shares but including all shares of Common Stock issuable upon conversion or exercise of any outstanding Series A Preferred Stock and Series B Preferred Stock, options, warrants. rights or any other convertible securities), plus (Y) the number of shares of Common Stock which the net aggregate consideration received by the Corporation for the total number of such additional shares of Common Stock so issued in the Series A Dilutive Transaction would purchase at the Series A Conversion Price (prior to such adjustment), and

          (ii) the denominator of which shall be (X) the number of shares of Common Stock of all classes outstanding immediately prior to the issuance of such additional share of Common Stock (excluding treasury shares but including all shares of Common Stock issuable upon conversion or exercise of any outstanding Series A Preferred Stock and Series B Preferred Stock, options, warrants, rights or any other Convertible securities), plus (Y) the number of such additional shares of Common Stock so issued in the Series A Dilutive Transaction.

     (d)  Sale of Options, Rights or Convertible Securities. In the event the
          -------------------------------------------------
Corporation shall at any time or from time to time, issue options, warrants or rights to for shares of Common Stock. or issue any securities convertible into or exchangeable for shares of Common Stock (other than any options or warrants for Excluded Shares), for a Purchase Price (determined by dividing the Series A Net Aggregate Consideration (as determined below) by the aggregate number of shares of Common Stock that would be issued if all such options, warrants, rights or

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convertible securities were exercised or convened to the fullest extent permitted by their terms) less than the Series A Conversion Price in effect immediately prior to the issuance of such options, warrants or rights or convertible or exchangeable securities, the Series A Conversion Price in effect immediately prior to the issuance of such options, warrants or rights or securities shall be forthwith reduced to an amount determined by multiplying the Series A Conversion Price by a fraction:

          (i) the numerator of which shall be (X) the number of shares of Common Stock of all classes outstanding immediately prior to the issuance of such options, warrants or rights or convertible securities (excluding treasury shares but including all shares of Common Stock issuable upon conversion or exercise of any outstanding Series A Preferred Stock and Series B Preferred Stock. options, warrants, rights or any other convertible securities), plus (Y) the number of shares of Common Stock which the total amount of consideration received by the Corporation for the issuance of such options. warrants, rights or convertible securities plus the minimum, amount set forth in the terms of such security as payable to the Corporation upon the exercise or conversion thereof (the "Series A Net Aggregate Consideration) would purchase at the Series A Conversion Price (prior to such adjustment), and

          (ii) the denominator of which shall be (X) the number of shares of Common Stock of all classes outstanding immediately prior to the issuance of suck options, warrants, rights or convertible securities (excluding treasury shares but including all shares of Common Stock issuable upon conversion or exercise of any outstanding Series A Preferred Stock and Series B Preferred Stock. options. warrants, rights or any other convertible securities), plus (Y) the aggregate number of shares of Common Stock that would be issued it all such options, warrants, rights or convertible securities were exercised or converted.

     (e)  Expiration or Change in Price. If the consideration per share provided
          -----------------------------
for in any options or rights to subscribe for shares of Common Stock or any securities exchangeable for or convertible into shares of Common Stock, changes at any time, the Series A Conversion Price in effect at the time of such change shall be readjusted to the Series A Conversion Price which would have been in effect at such time had such options or convertible securities provided for such changed consideration per share (determined as provided in Section A.5(d) hereof), at the time initially granted, issued or sold; provided that such
                                                        --------
adjustment of the Series A Conversion Price will be made only as and to the extent that the Series A Conversion Price effective upon such adjustment remains less than or equal to the Series A Conversion Price that would be in effect if such options, rights or securities had not been issued. No adjustment of the Series A Conversion Price shall be made under this Section A.5 upon the issuance: of any additional shares of Common Stock which are issued pursuant to the exercise of any warrants, options or other subscription or purchase rights or pursuant to the exercise of any conversion or exchange rights in any convertible securities if an adjustment shall previously have been. made upon the issuance of such warrants, options or other rights or if no adjustment was required at the time of issuance. Any adjustment of the Series A Conversion Price shall be disregarded if, as, and when the rights to acquire shares of Common Stock upon exercise or conversion of the warrants, options, rights or convertible securities which gave rise to such adjustment expire or are canceled without having been exercised, so that the Series A Conversion Price effective immediately upon such cancellation or expiration shall be equal to the Series A Conversion Price in effect at the time of the issuance of the expired or canceled warrants, options, rights or convertible securities, with such additional adjustments as would have been made to that Series A Conversion Price had the expired or canceled warrants, options, rights or convertible securities not been issued.

     (f)  Other Adjustments. In the event the Corporation shall make or issue,
          -----------------
or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, then and in each such event lawful and adequate provision shall be made so that the holders of Series A Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the number of securities of the Corporation which they would have received had their Series A Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the date of conversion. retained such securities receivable by them as aforesaid during such period, giving application to all adjustments called for during such period under this Section A.5 as applied to such distributed securities.

     (g)  Reorganization, Etc., If the Common Stock issuable upon the conversion
          ---------------------
Of the Series A preferred stock shall be changed into the same or different number of shares of any class or classes of stock whether by reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section A.5), then and in each such event the holder of each share of Series A Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change, by holders of the number of shares of Common Stock into which such shares of Series A Preferred Stock might have been converted immediately prior to such reorganization, reclassification or change, all subject to further adjustment as provided herein.

     (h)  Mergers and Other Reorganizations. Unless such transaction is an
          ----------------------------------
Extraordinary Transaction and holders of a majority of the outstanding share of Series A Preferred Stock have elected in writing to have the liquidation provisions of Section A.3(a) or the conversion provisions of Section A.4(a) apply to such transaction if at any time or from time to time there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section A.5) or a merger or consolidation of the Corporation with or into another corporation or the sale of all, or substantially all of the Corporation"s properties and assets to any other person, then, as a part of and as a condition to the effectiveness of such reorganization, merger, consolidation or sale, lawful and adequate provision shall be made so that the holders of the Series A Preferred Stock shall thereafter be entitled to receive upon conversion of the Series A Preferred Stock the number of shares of stock or other securities or property of the Corporation or of the successor Corporation resulting from such merger or consolidation or sale, to which a holder of Common Stock deliverable upon conversion would have been entitled on such capital capitalization.

merger, consolidation, or sale. In any such case, appropriate provisions shall be made with respect to the rights of the holders of the Series A Preferred Stock after the reorganization, merger, consolidation or sale to the end that the provisions of this Section 5 (including without limitation provisions for adjustment of the Conversion Price and the number of shares purchasable upon conversion of the Series A Preferred Stock) shall thereafter be applicable, a nearly as may be, with respect to any shares of stock. securities or assets to be deliverable thereafter upon the conversion of the Series A Preferred Stock.

          The holders of a majority of am outstanding shares of Series A Preferred Stock shall, upon the occurrence of a capital reorganization, merger or consolidation of the Corporation or the sale of all or substantially all its assets and properties which constitute an Extraordinary Transaction have the option of electing treatment of their shares of Series A Preferred Stock under either this Section A.5(b), Section A.4(a) or Section A.3 hereof.

     (i)  Special Adjustment For Certain Issuances. Notwithstanding the
          ----------------------------------------
provisions of Section A.5(c) or (4) hereof. in the event that the Corporation shall at any time on or before June 11, 2000, issue in excess of 672,377 shares of Common Stock to employees, directors or consultants of the Corporation (pursuant to the exercise of options or otherwise) (any such issuance hereinafter referred to as a "Special Dilutive Issuance"), then, and thereafter successively upon the consummation of any such Special Dilutive Issuance, the Series A Conversion Price in effect immediately prior to such issuance of such shares shall be forthwith appropriately reduced, subject to Section A-5(e) hereof, so that the holders of Series A Preferred Stock shall maintain the same percentage ownership interest in the Corporation immediately following such Special Dilutive Issuance as such holders maintained immediately prior to such Special Dilutive Issuance.

     (j)  Calculations. All calculations under this Section A.5 shall be made to
          ------------
the nearest cent or to the nearest one hundredth (1/100) of a share, as the case may be.

     (k)  Certificate.   Upon the occurrence of each adjustment or readjustment
          -----------
pursuant to this Section A.5, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the term hereof and prepare and furnish to each holder of Series A Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon written request at any time of any holder of Series A Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Series A Conversion Price before and after such adjustment or readjustment and (iii) the number of shares of Common Stock and the amount. if any, of other property which at the time would be received upon the conversion of such holder"s shares of Series A Preferred Stock.

6.   Redemption.
     ----------

     (a)  Redemption Upon Request. At any time during the ten business day
          -----------------------
period commencing June 11, 2004, the holders of not less than a majority of the outstanding shares of Series A Preferred Stock shall have the right to require the Corporation to redeem up to fifty percent (50%) of the outstanding shares of Series A Preferred Stock held by all holders of Series

A Preferred Stock at the Series A Redemption Price. The foregoing election shall be made by such holders giving the Corporation and each of the other holders of Series A Preferred Stock not less than thirty (30) days prior written notice, setting forth the date for such redemption, which redemption date shall be no earlier than sixty (60) days, and no later than ninety (90) days, after the expiration of such 30-day notice period, and the percentage of such shares to be redeemed. At any time during the ten business day period commencing June 11, 2005, the holders of not less than a majority of the outstanding shares of Series A Preferred Stock shall have the right to require the Corporation to redeem up to fifty percent (50%) of the outstanding shares of Series A Preferred Stock held by all holders of Series A Preferred Stock at the Series A Redemption Price. The foregoing election shall be made by such holders giving the Corporation and each of the other holders of Series A Preferred Stock not less than thirty (30) days prior written notice, setting forth the date for such redemption, which redemption date shall be no earlier than sixty (60) days after the expiration of such 30-day notice period. The Corporation shall promptly notify the holders of Series B Preferred Stock of its receipt of any election to redeem pursuant to this Section A.6(a).

     (b)  Redemption Date and Price. Upon the election of the holders of not
          -------------------------
less than a majority of the outstanding Series A Preferred Stock to cause the Corporation to redeem Series A Preferred Stock pursuant to Section A.6(a), each holder of Series A Preferred Stock shall be deemed to have elected to cause the shares held by such holder to be so redeemed. Any date upon which a redemption is to occur in accordance with A.6(a) shall be referred to as a "Series A Redemption Date" and, together with a Series B Redemption Date (as defined below), as a "Redemption Date," provided, that if pursuant to Section B.6(a), holders of Series B Preferred Stock provide notice of their election to redeem, then the Corporation shall adjust the Series A Redemption Date, if necessary, such that it falls on the same date as the Series B Redemption Date and shall so notify the Redeeming Stockholders (as defined below) of such adjustment. The "Series A Redemption Price" for each share of Series A Preferred Stock redeemed on a Series A Redemption Date hereunder shall be equal to the greater of (i) the Senior Series A Liquidation, Amount or (ii) the Fair Market Value (as defined in Section A.6(f) below) of each share of Common Stock. The Series A Redemption Price shall be payable in cash in immediately available funds to the respective holders on the Series A Redemption Date (subject to Section A.3(c)). Until the aggregate Series A Redemption Price has been paid for all shares of Series A Preferred Stock being redeemed or acquired: (A) no dividend whatsoever shall be paid or declared, and no distribution shall be made, on any capital stock of the Corporation and (B) no shares of capital stock of the Corporation (other than in accordance with this Section A.6) shall be purchased, redeemed or acquired by the Corporation and monies shall be paid into or set aside or made available for a sinking fund for the purchase, redemption or acquisition thereof.

     (c)  Redemption Prohibited. If, at a Redemption Date, the Corporation is
          ---------------------
prohibited under Section 160 of the General Corporation Law of the State of Delaware from redeeming all shares of Series A Preferred Stock and Series B Preferred Stock for which redemption is required hereunder, then it shall redeem such shares on a pro-rata basis among the holders of Series A Preferred Stock and Series B Preferred Stock in proportion to the full respective redemption amounts to which they am entitled hereunder to the extent possible and shall redeem the remaining shares to be redeemed as soon as the Corporation is not prohibited from redeeming some or all of such shares under Section 160 of the General Corporation Law of the State of Delaware, subject to the last paragraph of Section A.7. Any shares of Series A Preferred Stock not shall remain outstanding and entitled to all of the rights and preferences provided in this Article Fourth. The Corporation shall take such action as shall be necessary or appropriate to review and promptly remove any impediment to its ability to redeem Series A Preferred Stock under the circumstances contemplated by this Section A.6(c). In the event that the Corporation fails for any reason to redeem shares for which redemption is required pursuant to this Section A.6, including without limitation due to a prohibition of such redemption under the General Corporation Law of the State of Delaware, then during the period from the Series A Redemption Date through the date on which such shares are redeemed, the Series A Redemption Price of such shares plus additional dividends that accumulate in respect of such shares under Section A.5(d) shall bear interest at a rate equal to the greater of (A) twelve percent (12%) per annum or (B) the prime rate then in effect at Chase Manhattan Bank, with such interest to accrue daily in arrears and to be compounded annually.

     (d)  Dividend After Redemption Date. From and after a Series A Redemption
          ------------------------------
Date. no shares of Series A Preferred Stock subject to redemption shall be entitled to dividends, if any, as contemplated by Section A.2; provided,
                                                               --------
however, that in the event that shares of Series A Preferred Stock are unable to
-------
be redeemed and continue to be outstanding in accordance with Section A.6(c), such shares shall continue to be entitled to dividends and interest thereon as provided in Sections A.2 and A.6(c) until the date on which such shares are actually redeemed by the Corporation.

     (e)  Surrender of Certificates. Upon receipt of the Series A Redemption
          -------------------------
Price by certified check or wire transfer, each holder of Shares of Series A Preferred Stock to be redeemed shall surrender the certificate or certificates representing such shares to the Corporation, duly assigned or endorsed for transfer (or accompanied by duly executed stock powers relating thereto), or Affidavit of Loss with respect to such certificates at the principal executive office of the Corporation or the office of the transfer agent for the Series A Preferred Stock or such office or offices in the continental United States of an agent for redemption as may from time to time be designated by notice to the holders of Series A Preferred Stock, and each surrendered certificate shall be canceled and retired; provided, however, that if the Corporation is prohibited
                      --------  -------
from redeeming all shares of Series A Preferred Stock as provided in Section A.6(c) or such redemption is a partial redemption of the shares of Series A Preferred Stock held by a holder, the holder shall not be required to surrender said certificate(s) to the Corporation until said holder has received a new stock certificate for those shares of Series A Preferred Stock not so redeemed.

     (f)  Determination of Fair Market Value. For purposes of this Section A.6,
          ----------------------------------
the "Fair Market Value" of any share of Common Stock of the Corporation shall be determined as follows: (i) within five (5) days after written notice from the holders of not less than a majority of the outstanding shares of Series A Preferred Stock (the "Redeeming Stockholders"; provided, however, that if the
                                               --------  -------
holders of not less than a majority of the outstanding shares of Series B Preferred Stock shall have also provided notice of their election to redeem in accordance with Section B.6(a) hereof, "Redeeming Stockholders" shall be deemed to include such holders) of their election to redeem is delivered to the Corporation in accordance with Section A.6(a) hereof, each of the Corporation and the Redeeming Stockholders, as a group, shall submit their good faith estimate of such Fair Market Value; (ii) to the extent that the Fair Market Value estimates of the Corporation and the Redeeming Stockholders differ, the Corporation and the Redeeming Stockholders shall engage, for an additional 5-day period, in good faith negotiations to reach agreement (if possible) on the Fair Market Value; and (iii) if the Corporation and the Redeeming Stockholders fail to reach agreement at the end of the foregoing 5-day period, the Fair Market Value shall be determined by appraisal as set forth below.

          In the event Fair Market Value is to be determined by appraisal, the Corporation and the Redeeming Stockholders shall. initially negotiate in good faith to select a mutually agreeable appraiser to determine Fair Market Value with such determination to be binding on all concerned. If the Corporation and the Redeeming Stockholders shall fail to agree on the selection of such appraiser within live (5) days following the expiration of the 5-day period specified in the preceding paragraph, then the Corporation shall select one independent appraiser and the Redeeming Stockholders shall, select another independent appraiser and such appraisers shall promptly designate a third independent appraiser. Each of the three appraisers shall provide a determination of the Fair Market Value within twenty (20) days of the appointment of the third appraiser. The Fair Market Value under such circumstances shall be an amount equal to the average of the amounts determined by the appraisers. within such twenty (20) day period; provided that in the event that the highest appraisal is 15% higher than the middle appraisal or the lowest appraisal is 15% lower than the middle appraisal, the appraisal that is 15% higher or 15% lower, or both, as the case may be, shall be disregarded in calculating the Fair Market Value. In the event that the two original appraisers agree upon the final appraiser within ten (10) days following their selection by the Corporation and the Redeeming Stockholders. then the final appraiser shall be appointed by the American Arbitration Association. The determination of Fair Market Value shall be conclusive, final and binding on all parties hereto and shall be enforceable in any court having any jurisdiction over a proceeding brought to seek enforcement. All fees and expenses incurred in connection with an appraisal under this Section A.6(f) shall be borne equally by the Corporation and the Redeeming Stockholders. Fair Market Value shall be determined on the basis of the following assumptions: (i) on a "fully diluted" basis (such dilution to be determined in accordance with generally accepted accounting principles consistently applied) as if the Series A Preferred Stock and the Series B Preferred Stock was converted and the Common Stock acquired upon such conversion was sold as part of a sale of an of the capital stock of the Corporation; (ii) as though all outstanding securities which are then convertible into, exercisable for or exchangeable into shares of Common Stock of the Corporation (including. without limitation, vested options and warrants) had been converted into, exercised for or exchanged into Common Stock of the Corporation and any amounts payable upon such conversion, exercise or exchange paid to the Corporation; (iii) without any reduction to value for lack of control or the inherent lack of liquidity of non-public minority interests; and
(iv) giving full effect to the earnings history and prospects of the Corporation.

7.   Covenants.
     ---------

          So long as at least 20% of the originally issued shares of Series A Preferred Stock remain outstanding, the Corporation shall not, without first having obtained the affirmative vote or written consent of the holders of not less than a majority of the outstanding shares of Series A Preferred Stock;

     (a) take any action or enter into any agreement to authorize, sell or issue any shares of Sales A Preferred Stock, any equity securities or bonds, certificates of indebtedness, debentures or other securities convertible into or exchangeable for equity securities of the Corporation which is senior to, or on a parity basis with (other than the Strategic Partner Shares pursuant to Section
1.5 of the Stock Purchase Agreement, dated as of June 17, 1999, by and among the Corporation and the Investors named therein (the "Series A Stock Purchase Agreement"), the Series A Preferred Stock as to dividend rights, liquidation preferences, conversion rights, participation rights, redemptions, or with respect to the distribution of assets or other amounts in connection with a liquidation, dissolution or winding up of the Corporation or an Extraordinary Transaction;

     (b) directly or indirectly, through subsidiaries or otherwise, redeem, purchase or otherwise acquire for consideration any shares of its Common Stock or any other class of its capital stock, except for (i) the redemption of the Series A Preferred Stock and Series B Preferred Stock pursuant to and as provided in this Amended and Restated Certificate of Incorporation, (ii) the repurchase of shares of Common Stock at the original purchase price thereof from employees, directors or consultants of the Corporation, other than shares of Common Stock owned by Michael W. Ferro, Jr., Richard Weingarten, and John T. Barber, II, pursuant to agreements under which the Corporation has the option or obligation to repurchase such shares upon the occurrence of certain events, including termination of employment and (iii) the redemption of shares of Common Stock from the: stockholders of the Corporation in accordance with Section 1.6 of the Series A Stock Purchase: Agreement; or

     (c) declare or pay any dividends or make any distributions of cash, property or securities of the Corporation with respect to any shares of its Common Stock or any other class of its capital stock (other than dividends payable by the Corporation solely in shares of Common Stock).

8.   Notice.
     ------

     (a)  Liquidation Events, Extraordinary Transactions, Etc. In the event (i)
          ---------------------------------------------------
the Corporation establishes a record date to determine the holders of any class of securities who are entitled to receive any dividend or other distribution or who are entitled to vote at a meeting (or by written consent) in connection with any of the transactions identified in clause (H) hereof, or (H) any Liquidation Event (as defined in Section A.3). any Extraordinary Transaction (as defined in Section A.3) or a Qualified Public Offering (as defined in Section A.4) or other public offering becomes reasonably likely to occur, the Corporation shall mail or cause to be mailed by first class mail (postage prepaid) to each holder of Series A Preferred Stock at least sixty (60) days prior to such record date specified therein or the expected effective date of any such transaction, a notice specifying (A) the date of such record date for the purpose of such dividend or distribution or meeting or consent and a description of such dividend or distribution or the action to be taken at such meeting or by such consent, (B) the date on which any such Liquidation Event, Extraordinary Transaction or Qualified Public Offering or other Public offering is expected to become effective, and (C) the date on which the books of the Corporation shall close or a record shall be taken with respect to any such event.

     (b)  Waiver of Notice.  The holder or holders of a majority of the
          ----------------
outstanding shares of Series A Preferred Stock may, at any time upon written notice to the Corporation, waive any notice provisions specified herein for the benefit of such holders.

     (c)  General.  In the event that the Corporation provides any notice,
          -------
report or statement to any holder of Common Stock. the Corporation shall at the same time provide a copy of any such notice, report or statement to each holder of outstanding shares of Series A Preferred Stock.

9.   No Reissuance of Series A Preferred Stock.  No share or shares of Series A
     -----------------------------------------
Preferred Stock acquired by the Corporation by reason of redemption. purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled,. retired and eliminated from the shares which the Corporation shall be authorized to issue.

10.  Waiver.  The holder or holders of not less than a majority of the
     ------
outstanding shares of Series A Preferred Stock may, at any time upon written notice to the Corporation, waive any provisions specified herein for the benefit of such holders.

11.  Contractual Rights of Holders.  The various provisions set forth herein for
     -----------------------------
the benefit of the holders of the Series A Preferred Stock shall be deemed contract rights enforceable by them, including without limitation, one or more actions for specific performance.

     B.   SERIES B CONVERTIBLE PARTICIPATING PREFERRED STOCK
          --------------------------------------------------

1.   Election of Directors; Voting.
     -----------------------------

     (a)  Election of Directors.  The holders of a majority of the outstanding
          ---------------------
shares of Series B Preferred Stock shall, voting separately as a separate class, be entitled to elect one (1) Director (the "Series B Director Designee"). The election of the Series B Director Designee by the holders of the Series B Preferred Stock shall occur (i) at the annual meeting of holders of capital stock, (ii) at any special meeting of holders of capital stock, (iii) at any special meeting of holders of Series B Preferred Stock called by holders of a majority of the outstanding shares of Series B Preferred Stock or (iv) by the written consent of holders of the outstanding shares of Series B Preferred Stock. If at any time when at least 20% of the shares of Series B Preferred Stock initially issued remain outstanding the Series B Director Designee should cease to be a Director for any reason, the vacancy shall only be filled by the vote or written consent of the holders of the outstanding shares of Series B Preferred Stock, voting separately as a separate class, in the manner and on the basis specified above.

     (b)  Voting Generally.  The holder of each share of Series B Preferred
          ----------------
Stock shall be entitled to notice of any stockholders" meeting in accordance with the by-laws of the Corporation and shall vote with holders of the Common Stock,. voting together as single class, upon all matters submitted to a vote of stockholders. The holders of each share of Series B Preferred

Stock shall be entitled to the number of votes equal to the largest number of full shares of Common Stock into which each share of Series B Preferred Stock could be converted pursuant to Section B.4 hereof on the record date for the vote or for written consent of stockholders, if applicable. In addition, the holders of the Series B Preferred Stock shall also be entitled to vote separately as a class with respect, to those matters required to be submitted to a class or series vote pursuant to the terms hereof (including, without limitation, Section B.6) or by law. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares of Common Stock into which shares of Series B Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half rounded upward to one).

2.   Dividends.  The holders of the Series B Preferred Stock shall be entitled
     ---------
to receive dividends only if the Board of Directors of the Corporation shall declare a dividend payable upon outstanding shares of the Common Stock. in which event the holders of the Series B Preferred Stock shall be entitled to receive the same amount of dividends per share of the Series B Preferred Stock as such holders would have been entitled had the Series B Preferred Stock been fully converted into shares of Common Stock pursuant to the provisions of Section B.4 hereof as of the record date for the determination of holders of shares of the Common Stock entitled to receive such dividend.

3.   Liquidation and Other Extraordinary Transactions.
     ------------------------------------------------

     (a)  Liquidation Preference.  Upon any Liquidation Event or Extraordinary
          ----------------------
Transaction, each holder of outstanding shares of Series B Preferred Stock shall be entitled to be paid out of the assets of the Corporation available for distribution to stockholders, whether such amounts are capital, surplus or earnings, before payment of any dividend pursuant to Section A.2, B.2 or C.2:

          (i)   Before any amount shall be paid or distributed to the holders of Common Stock or of any other stock ranking on liquidation junior to the Series B preferred Stock, an amount in cash equal to $4.60 per share (appropriately adjusted for any stock split, stock dividend, recapitalization and the like) (the "Senior Series B Liquidation Amount"); provided, however, that if a Liquidation Event or one or more Extraordinary
     --------  -------
     Transactions occur and the holders of Series B Preferred Stock would, if the aggregate proceeds were distributed pursuant to Section B.3(a)(ii) below without payment of the Senior Liquidation Amount, receive an amount equal to or in excess of $9.20 per share (appropriately adjusted for any stock split, stock dividend, recapitalization and the like) then, the holders of Series B Preferred Stock shall not be entitled to receive any Senior Series B Liquidation Amount hereunder, provided, further that the
                                                             -------
     Senior Series B Liquidation Amount shall be paid to the holders of Series B Preferred Stock simultaneously, and on a pari-passu basis, with the payment of the Senior Series A Liquidation Amount payable to the holders of Series A Preferred Stock in accordance with Section A.3(a)(i) above; and provided
                                                                       --------
     further that if, upon, any Liquidation Event or Extraordinary Transaction,
     -------
     the amounts payable with respect: to the Senior Series A Liquidation Amount and the Senior Series B Liquidation Amount are not paid in full, the holders of the Series A Preferred Stock and the holders of the Series B Preferred Stock shall share ratably in any distribution of assets in proportion to the full respective preferential amounts to which they are entitled; and

          (ii) after the payment of the Senior Series A Liquidation Amount and the Senior Series B Liquidation Amount, if any, any assets remaining available for distribution shall be distributed ratably among the holders of the Common Stock, the Series A Preferred Stock and the Series B Preferred Stock based upon the number of shares of Common Stock (i) then held by each holder of Common Stock immediately prior to the occurrence of any such Liquidation Event or Extraordinary Transaction, (ii) issuable upon conversion of the shares of Series A Preferred Stock held by a holder of Series A Preferred Stock pursuant to Section A.4 immediately prior to the occurrence of any such Liquidation Event or Extraordinary Transaction and
     (ii) issuable upon conversion of the shares of Series A Preferred Stock held by a holder of Series B Preferred Stock pursuant to Section B.4 immediately prior to the occurrence of any such Liquidation Event or Extraordinary Transaction (the "Residual Series B Liquidation Amount" and, together with the Senior Series B Liquidation Amount, the "Total Series B Liquidation Amount").

     (b)  Conversion Rights Not Impaired.  Nothing in this Section B.3 shall
          ------------------------------
with respect to any Liquidation Event or Extraordinary Transaction in any way limit the right of the holders of the Series B Preferred Stock to elect to have the provisions of Section B.4 or Section B.5, as applicable, govern such Liquidation Event or Extraordinary Transaction.

     (c)  Non-Cash Consideration.  Notwithstanding the provisions of Section
          ----------------------
B.3(a), in connection with any Extraordinary Transaction, the holders of Series B Preferred Stock shall, on the effective date of such Extraordinary Transaction, be paid by the Corporation the Senior Series B Liquidation Amount in cash solely to the extent that cash is paid in such Extraordinary Transaction and then (or alternatively if no cash payments are involved, as applicable), in such other consideration (valued as provided below) as is delivered in such Extraordinary Transaction in an amount equal to the Senior Series B Liquidation Amount. The Residual Series B Liquidation Amount shall be paid in the same combination of cash and other consideration as payable to pay to the holders of the Common Stock and the holders entitled to the Residual Series A Liquidation Amount and the Residual Series B Liquidation Amount (after payment of the Senior Series A Liquidation Amount and the Senior Series B Liquidation Amount, if any) based upon the number of shares of Common Stock (i) then held by each holder of Common Stock immediately prior to the occurrence of any such Liquidation Event or Extraordinary Transaction, and (ii) issuable upon conversion of the shares of Series A Preferred Stock held by a holder of Series A Preferred Stock pursuant to Section A.4 immediately prior to the occurrence of any such Liquidation Event or Extraordinary Transaction and (iii) issuable upon conversion of the shares of Series B Preferred Stock held by a holder of Series B Preferred Stock pursuant to Section B.4 immediately prior to the occurrence of any such Liquidation Event or Extraordinary Transaction.

          Any securities or other consideration to be delivered to the holders of the Series B Preferred Stock upon any Extraordinary Transaction shall be valued as provided or established in such Extraordinary Transaction and, if and only if, no such value is provided or established in such Extraordinary Transaction as follows: (i) if traded on a nationally recognized securities exchange or inter-dealer quotation system, the value shall be deemed to be the average of the closing prices of the securities on such exchange or system over the 30-day period ending three (3) business days prior to the closing; (ii) if traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the 30-day period ending three (3) business days prior to the closing; and (iii) if there is no active public market, the value shall be the fair market value thereof, as mutually determined in good faith by the Board of Directors of the Corporation and the holders of not less than a majority of the outstanding shares of Series B Preferred Stock, provided that if the Corporation and such holders are unable to reach agreement, then by independent appraisal by a mutually agreed to investment broker, the fees of which will be paid by the Corporation.

     (d)  Surrender of Certificates.  On the effective date of any Extraordinary
          -------------------------
Transaction, the Corporation shall pay all cash and other consideration to which the holders of Series B Preferred Stock shall be entitled under this Section
B.3. Upon receipt of such payment, each holder of share of Series B Preferred Stock shall surrender the certificate or certificates representing such shares, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto), at the principal executive office of the Corporation or the offices of the transfer agent for the Corporation. or shall notify the Corporation or any transfer agent that such certificates have been lost, stolen or destroyed and shall execute an Affidavit of Loss, and each surrendered certificate shall be canceled and retired.

     (e)  Notice.  Prior to the occurrence of any Liquidation Event or
          ------
Extraordinary Transaction. the Corporation will furnish each holder of Series B Preferred Stock notice in accordance with Section B.8 hereof, together with a certificate prepared by the chief financial officer of the Corporation describing in detail the facts of such Liquidation Event or Extraordinary Transaction, stating in reasonable detail the amount(s) per share of Series B Preferred Stock each holder of Series B Preferred Stock would receive pursuant to the provisions of Section B.3(a) hereof and stating in reasonable detail the facts upon which such amount was determined and, in connection with any Extraordinary Transaction, describing in reasonable detail all material terms of such Extraordinary Transaction, including without limitation the consideration to be delivered in connection with such Extraordinary Transaction, the evaluation of the Corporation at the time of such Transaction and the identities of the parties to the Extraordinary Transaction.

4.   Conversion.  The holders of the Series B Preferred Stock shall have the
     ----------
following conversion rights:

     (a)  Conversion Upon Election of Holders.  Each holder of shares of Series
          -----------------------------------
B Preferred Stock shall be entitled at any time, upon the written election of such holder without the payment of any additional consideration, to convert such holder's shares of Series B Preferred Stock then held by such holder into a number of shares of Common Stock computed by multiplying the number of shares of Series B Preferred Stock to be converted by $4.60 and dividing the result by the Series B Conversion Price then in effect. The initial "Series B Conversion Price" shall be $4.60 subject to adjustment from time to time as provided in Section B.5 hereof. If any share of Series B Preferred Stock is converted at a time when there are any declared but unpaid dividends or other amounts due on or in respect of such shares, such dividends and other amounts shall be paid in full in cash by the Corporation in connection with such conversion.

     (b)  Automatic Conversion.  Each share of Series B Preferred Stock shall
          --------------------
automatically be converted, without the payment of any additional consideration, into the number of shares of Common Stock into which such shares are convertible as computed according to the formula set forth in Section B.4(a) hereof at the then effective Series B Conversion Price upon (i) the written election of the holders of not less than a majority of the Series B Preferred Stock or (ii) the closing of a QPO; provided that if a closing of a QPO occurs, all outstanding
                  --------
shares of Series B Preferred Stock shall be deemed to have been converted into shares of Common Stock immediately prior to such closing.

          If the holders of shares of Series B Preferred Stock are required to convert the outstanding shares of Series B Preferred Stock pursuant to this Section B.4(b) at a time when there are any declared but unpaid dividends or other amounts due on or in respect of such shares, such dividends and other amounts shall be paid in full in cash by the Corporation in connection with such conversion.

     (c)  Procedure for Voluntary Conversion.  Upon election to convert pursuant
          ----------------------------------
to Sections B.4(a) or B.4(b), the relevant holder of Series B Preferred Stock shall surrender the certificate or certificates representing the Series B Preferred Stock being converted, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto), at the principal executive office of the Corporation or the offices of the transfer agent for the Series B Preferred Stock or such office or offices in the continental United States of an agent for conversion as may from time to time be designated by notice to the holders of the Series B Preferred Stock by the Corporation, or shall deliver an Affidavit of Loss with respect to such certificates. The issuance by the Corporation of Common Stock B 9.4(b) hereof shall be effective as of the surrender of the certificate or certificates of the Series B Preferred Stock to be converted, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto), or as of the delivery of an Affidavit of Loss. Upon surrender of a certificate representing Series B Preferred Stock for conversion, or delivery of an Affidavit of Loss, the Corporation shall issue and send by hand delivery, by courier or by first class mail (postage prepaid) to the holder thereof or to such holder"s designee, at the address designated by such holder, certificates for the number of shares of Common Stock to which such holder shall be entitled upon conversion plus a cash payment in the amount of any declared but unpaid dividends and other amounts as contemplated by Sections B.4(a) or B.4(b) in respect of the shares of Series B Preferred Stock. Notwithstanding the foregoing, in the event of an automatic conversion pursuant, to Section B.4(b) upon the election of the holders of not less than a majority of Series B Preferred Stock the outstanding shares of Series B Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificate representing such shares are surrendered to the Corporation or its transfer agent and all rights with respect to the Series B Preferred Stock shall terminate, except any of the rights of the holders thereof upon surrender of their certificate or certificates thereof or delivery of an Affidavit of Loss thereof to receive certificates for the number of shares of Common Stock into which such shares of Series B Preferred Stock has been converted plus all declared but unpaid dividends and other amounts as contemplated by Section B.4(b). The issuance of certificates for Common Stock upon conversion of Series B Preferred Stock will be made without charge to the holders of such shares for any issuance tax in respect thereof or other costs incurred by the Corporation in connection with such conversion and the related issuance of such stock.

     (d)  Procedure for Automatic Conversion on QPO.  As of the Automatic
          -----------------------------------------
Conversion Date, all outstanding shares of Series B Preferred Stock shall be converted into shares of Common Stock as set forth in Section B.4(b) hereof and without any further action by the holders of such shares and whether or not the certificates of such shares of Series B Preferred Stock are surrendered to the Corporation or its transfer agent; provided, however, that all holders of Series
                                   --------  -------
B Preferred Stock shall be given prior written notice of the occurrence of a QPO in accordance with Section B.8 hereof. On the Automatic Conversion Date, all rights with respect to the. Series B Preferred Stock so converted shall terminate, except any of the rights of the holders thereof upon surrender of their certificate or certificates therefor or delivery of an Affidavit of Loss thereof to receive certificates for the number of shares of Common Stock into which such Series B Preferred Stock has been converted plus all declared but unpaid dividends and other amounts as contemplated by Section B.4. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written consent or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. Upon surrender of the certificates or Affidavit of Loss the Corporation shall issue and deliver to such holder, promptly (and in any event in such time as is sufficient to enable such holder to participate in such QPO) at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of the Series B Preferred Stock surrendered are convertible on the Automatic Conversion Date and shall pay all declared but unpaid dividends and other amounts as contemplated by Section B.4(b) in respect of the shares of Series B Preferred Stock which are converted.

     (e)  Reservation of Stock Issuable Upon Conversion.  The Corporation shall
          ---------------------------------------------
at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of Series B Preferred Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series B Preferred Stock. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series B Preferred Stock, the Corporation will take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

     (f)  No Closing of Transfer Books.  The Corporation shall not close its
          ----------------------------
books against the transfer of shares of Series A Preferred Stock in any manner which would interfere with the timely conversion of any shares of Series A Preferred Stock.

5.   Adjustments to Conversion Price.  The Series B Conversion Price in effect,
     -------------------------------
from time to time shall, be subject to adjustment, as follows:

     (a)  Dividends and Stock Splits.  If the number of shares of Common Stock
          --------------------------
outstanding at any time after the date hereof is increased by a stock dividend payable in shares of Common Stock or by subdivision or split-up of shares of Common Stock, then, on the date such payment is made or such change is effective, the Series B Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of any shares of Series B Preferred Stock shall be increased in proportion to such increase of outstanding shares of Common Stock.

     (b)  Reverse Stock Splits.  If the number of shares of Common Stock
          --------------------
outstanding at any time after the date hereof is decreased by a combination or reverse split of outstanding shares of Common Stock, then, on the effective date of such combination or reverse split, the Series B Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of any A of Series B Preferred Stock shall be decreased in proportion to such decrease in outstanding shares of Common Stock.

     (c)  Sale of Common Stock.  In the event the Corporation shall, at any
          --------------------
time, or from time to time, issue, sell or exclude any shares of Common Stock (including shares held in the Corporation"s treasury but excluding the Excluded Shares), for a Purchase Price less than the Series B Conversion Price in effect immediately prior to the issuance, sale or exchange of such shares (any such issuance, sale or exchange hereinafter referred to as a "Series B Dilutive Transaction"), then, and thereafter successively upon the consummation of any Series B Dilutive Transaction, the Series B Conversion Price in effect immediately prior to the issuance, sale or exchange of such shares shall forthwith be reduced to an amount determined by multiplying the Series B Conversion Price by a fraction:

          (i) the numerator of which shall be (X) the number of shares of Common Stock of all classes outstanding immediately prior to the issuance of such additional shares of Common Stock (excluding treasury shares but including all shares of Common Stock issuable upon conversion or exercise of any outstanding Series A Preferred Stock and Series B Preferred Stock, options. warrants, rights or any other convertible securities), plus (Y) the number of shares of Common Stock which the net aggregate consideration received by the Corporation for the total number of such additional shares of Common Stock so issued in the Series B Dilutive Transaction would purchase at the Series B Conversion Price (prior to such adjustment), and

          (ii) the denominator of which shall be (X) the number of shares of Common Stock of all classes outstanding immediately prior to the issuance of such additional shares of Common Stock (excluding treasury shares but including all shares of Common Stock issuable upon conversion or exercise of any outstanding Series A Preferred Stock and Series B Preferred Stock, options, warrants, rights or any other convertible securities), plus (Y) the number of such additional shares of Common Stock so issued in the Series B Dilutive Transaction.

     (d)  Sale of Options, Rights or Convertible Securities.  In the event the
          -------------------------------------------------
Corporation shall at any time or from time to time, issue options, warrants or rights to subscribe for shares of Common Stock, or issue any securities convertible into or cable for shares of Common Stock (other than any options or warrants for Excluded Shares), for a Purchase Price (determined by dividing the Series B Net Aggregate Consideration (as determined below) by the aggregate number of shares of Common Stock that would be issued if all such options, warrants, rights or convertible securities were exercised or converted to the fullest extent permitted by their terms) less than the Series B Conversion Price in effect immediately prior to the issuance of such options, warrants or rights or convertible or exchangeable securities, the Series B Conversion Price in effect Immediately prior to the issuance of such options. warrants or rights or securities shall be forthwith reduced to an amount determined by multiplying the Series B Conversion Price by a fraction:

          (i) the numerator of which shall be (X) the number of shares of Common Stock of all classes outstanding immediately prior to the issuance of such options, warrants or rights or convertible securities (excluding treasury shares but including all shares of Common Stock issuable upon conversion or exercise of any outstanding Series A Preferred Stock and Series B Preferred Stock, options, warrants, rights or any other convertible securities), plus (Y) the number of shares of Common Stock which the total amount of consideration received by the Corporation for the issuance of such options, warrants, rights or convertible securities plus the minimum amount set forth in the terms of such security as payable to the Corporation upon the exercise or conversion thereof (the Series B Net Aggregate Consideration") would purchase at the Series B Conversion Price (prior to such adjustment), and .

          (ii) the denominator of which shall be (X) the number of shares of Common Stock of all classes outstanding immediately prior to the issuance of such options, warrants, rights or convertible securities (excluding treasury shares but including all shares of Common Stock issuable upon conversion or exercise of any outstanding Series A Preferred Stock and Series B Preferred Stock, options, warrants, rights or any other convertible securities), plus (Y) the aggregate number of shares of Common Stock that would be issued if all such options, warrants, rights or convertible securities were exercised or converted.

     (e)  Expiration or Change in Price.  If the consideration per share
          -----------------------------
provided for in any options or rights to subscribe for shares of Common Stock or any securities exchangeable for or convertible into shares of Common Stock, changes at any time, the Series B Conversion Price in effect at the time of such change shall be readjusted to the Series B Conversion Price which would have be in effect at such time had such options or convertible securities provided for such changed consideration per share (determined as provided in Section B.5(d) hereof), at the time initially granted, issued or sold; provided, that such
                                                        --------
adjustment of the Series B Conversion Price will be made only as and to the extent that the Series B Conversion Price effective upon such adjustment remains less than or equal to the Series H Conversion Price that would be in effect if such options, rights or securities had not been. issued. No adjustment of the Series B Conversion Price shall be made under this Section B.5 upon the issuance of any additional shares of Common Stock which are issued pursuant to the exercise of any warrants, options or other subscription or purchase rights or pursuant to the exercise of any conversion or exchange rights in any convertible securities if an adjustment shall previously have been made upon the issuance of such warrants, options or other rights or if no adjustment was required at the time of issuance. Any adjustment of the Series B Conversion Price shall be disregarded if, as, and when the rights to acquire shares of Common Stock upon exercise or conversion of the warrants, options, rights or convertible securities which gave rise to such adjustment expire or are canceled without having been exercised, so that the Series B Conversion Price effective immediately upon such cancellation or expiration shall be equal to the Series B Conversion Price in effect at the time of the issuance of the expired or canceled warrants, options, rights or convertible securities, with such additional adjustments as would have been made to that Series B Conversion Price had the expired or canceled warrants, options, rights or convertible securities not been issued.

     (f)  Other Adjustments.  In the event the Corporation shall make or issue,
          -----------------
or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, then and in each such event lawful and adequate provision shall be made so that the holders of Series B Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the number of securities of the Corporation which they would have received had their Series B Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the date of conversion, retained such securities receivable by them as aforesaid during such period, giving application to all adjustments called for during such period under this Section B.5 as applied to such distributed securities.

     (g)  Reorganization, Etc.  If the Common Stock issuable upon the conversion
          -------------------
of the Series B Preferred Stock shall be changed into the same or different number of shares of any class; or classes of stock, whether by reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section B.5), then and in each such event the holder of each share of Series B Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change, by holders of the number of shares of Common Stock into which such shares of Series B Preferred Stock might have been converted immediately prior to such reorganization, or change, all subject to further adjustment as provided herein.

     (h)  Mergers and Other Reorganizations.  Unless such transaction is an
          ---------------------------------
Extraordinary Transaction and holders of a majority of the Outstanding shares of Series B Preferred Stock have elected in writing to have the liquidation provisions of Section B.3(a) or the conversion provisions of Section B.4(a) apply to such transaction, if at any time or from time to time there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section B.5) or a merger or consolidation of the Corporation with or into another corporation or the sale of all or substantially all of the Corporation's properties and assets to any other person, then, as a part of and as a condition to the effectiveness of such reorganization, merger, consolidation or sale, lawful and adequate provision shall be made so that the holders of the Series B Preferred Stock shall thereafter be entitled to receive upon conversion of the Series B Preferred Stock the number of shares of stock or other securities or property of the Corporation or of the successor Corporation resulting from such merger or consolidation or sale, to which a holder of Common Stock deliverable upon conversion would have been entitled on such capital reorganization, merger, or sale. In any such case, appropriate provisions shall be made with respect to the rights of the holders of the Series B Preferred Stock after the reorganization, merger, consolidation or sale to the end that the provisions of this Section 5 (including without limitation provisions for adjustment of the Conversion Price and the number of shares purchasable upon conversion of the Series B Preferred Stock) shall thereafter be applicable; as nearly as may be, with respect to any shares of stock securities or assets to be deliverable thereafter upon the conversion of the Series B Preferred Stock.

          The holders of a majority of the outstanding shares of Series B Preferred Stock shall, upon the occurrence of a capital reorganization, merger or consolidation of the Corporation or the sale of all or substantially all its assets and properties which constitute an Extraordinary Transaction have the option of electing treatment of shares of Series B Preferred Stock under either this Section B.5(h), Section B.4(a) or Section B.3 hereof.

     (i)  Special Adjustment For Certain Issuances.  Notwithstanding the
          ----------------------------------------
provisions of Section B.5(c) or (d) hereof, in the event that the Corporation shall at any time on or before June 11, 2000, consummate a Special Dilutive Issuance, then, and thereafter successively upon the consummation of any such Special Dilutive Issuance, the Series B Conversion Price in effect immediately prior to such issuance of such shares shall be forthwith appropriately reduced, subject to Section B.5(e) hereof, so that the holders of Series B Preferred Stock shall maintain the same percentage ownership interest in the Corporation immediately following such Special Dilutive Issuance as such holders maintained immediately prior to such Special Dilutive Issuance.

     (j)  Calculations.  All calculations under this Section B.5 shall be made
          ------------
to the nearest cent or to the nearest one hundredth (1/100) of a share, as the case may be.

     (k)  Certificate.  Upon the occurrence of each adjustment or readjustment
          -----------
pursuant to this Section B.5, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series B Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjust or readjustment is based. The Corporation shall, upon written request at any time of any holder of Series B Preferred, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Series B Conversion Price before and after such adjustment or readjustment and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of such holder's shares of Series B Preferred Stock.

6.   Redemption.
     ----------

     (a)  Redemption Upon Request.  At any time during the ten business day
          -----------------------
period commencing June 11, 2004, the holders of not less than a majority of the outstanding shares of Series B Preferred Stock shall have the right to require the Corporation to redeem up to fifty percent (50%) of the outstanding shares of Series B Preferred Stock held by all holders of Series B Preferred Stock at the Series B Redemption Price. The foregoing election shall be made by such holders giving the Corporation and each of the other holders of Series B Preferred Stock not less than thirty (30) days prior written notice, setting forth the date for such redemption, which redemption date shall be no earlier than sixty (60) days, and no later than ninety (90) days, after the expiration of such 30-day notice period, and the percentage of such shares to be redeemed. At any time during the ten business day period commencing June 11, 2005, the holders of not less than a majority of the outstanding shares of Series B Preferred Stock shall have the right to require the Corporation to redeem, up to fifty percent (50%) of the outstanding shares of Series B Preferred Stock held by any holders of Series B Preferred Stock at the Series B Redemption Price. The foregoing election shall be made by such holders giving the Corporation and each of the other holders of Series B Preferred Stock not less thirty (30) days prior written notice, setting forth the date for such redemption, which redemption date shall be no earlier than sixty (60) days after the expiration of such 30-day notice period. The Corporation shall promptly notify the holders of Series A Preferred Stock of its receipt of any election to redeem pursuant to this Section B.6(a).

     (b)  Redemption Date and Price.  Upon the election of the holders of not
          -------------------------
less than a majority of the outstanding Series B Preferred Stock to cause the Corporation to redeem Series B Preferred Stock pursuant to Section B.6(a), each holder of Series B Preferred Stock shall be deemed to have elected to cause the shares held by such holder to be so redeemed. Any date upon which a redemption is to occur in accordance with Section B.6(a) shall be referred to as a "Series B Redemption Date" and, together with a Series A Redemption Date, as a "Redemption Date," provided, that if pursuant to Section A.6(a), holders of Series A Preferred Stock provide notice of their election to redeem, then the Corporation shall adjust the Series B Redemption Date, if necessary, such that it falls on the same date as the Series A Redemption Date and shall so notify the Redeeming Stockholders (as defined below) of such adjustment. The "Series B Redemption Price" for each share of Series B Preferred Stock redeemed on a Series B Redemption Date hereunder shall be equal to the greater of (i) the Senior Series B Liquidation Amount or (ii) the Fair Market Value (as defined in Section B.6(f) below) of each share of Common Stock. The Series B Redemption Price shall be payable in cash in immediately available funds to the respective holders on the Series B Redemption Date (subject to Section B.5(c)). Until the aggregate Series B Redemption Price has been paid for all shares of Series B Preferred Stock being redeemed or acquired: (A) no dividend whatsoever shall be paid or declared, and no distribution shall be made, on any capital stock of the Corporation and (B) no shares of capital stock of the Corporation (other than in accordance with this Section B.6) shall be purchased, redeemed or acquired by the Corporation and no monies shall be paid into or set aside or made available for a sinking fund for the purchase, redemption or acquisition thereof.

     (c)  Redemption Prohibited.  If, at a Redemption Date, the Corporation is
          ---------------------
prohibited under Section 160 of the General Corporation Law of the State of Delaware from redeeming all shares of Series A Preferred Stock and Series B Preferred Stock for which redemption is required hereunder, then it shall redeem such shares on a pro-rata basis among the holders of Series A Preferred Stock and Series B Preferred Stock in proportion to the full respective redemption amounts to which they are entitled hereunder to the extent possible and shall, redeem the remaining shares to be redeemed as soon as the Corporation is not prohibited from redeeming some or all of such shares under Section 160 of the General Corporation Law of the State of Delaware, subject to the last paragraph of Section B.7. Any shares of Series B Preferred Stock not redeemed shall remain outstanding and entitled to all of the rights and preferences provided in this Article Fourth. The Corporation shall take such action as shall be necessary or appropriate to review and promptly remove any impediment to its ability to redeem Series B Preferred Stock under the circumstances contemplated by this Section B.6(c). In the event that the Corporation fails for any reason to redeem shares for which redemption is required pursuant to this Section B.6, including without limitation due to a prohibition of the redemption under the General Corporation Law of the State of Delaware, then during the period from the Series B Redemption Date through the date on which the shares are redeemed, the Series B Redemption Price of such shares plus additional dividends that accumulate in respect of such shares under Section B.5(d) shall bear interest at a rate equal to the greater of (A) twelve percent (12%) per annum or (B) the prime rate then in effect at Chase Manhattan Bank, with such interest to accrue daily in arrears and to be compounded annually.

     (d)  Dividend After Redemption Date.  From and after a Series B Redemption
          ------------------------------
Date, no shares of Series B Preferred Stock subject to redemption shall be entitled to dividends, if any, as contemplated by Section B.2; provided,
                                                               --------
however, that in the event that shares of Series B Preferred Stock are unable to
-------
be redeemed and continue to be outstanding in accordance with Section B.6(c), such shares shall continue to be entitled to dividends and interest thereon as provided in Sections B.2 ad B.6(c) until the date on which such shares are actually redeemed by the Corporation.

     (e)  Surrender of Certificates.  Upon receipt of the Redemption Price by
          -------------------------
certified check or wire transfer, each holder of shares of Series B Preferred Stock to be redeemed shall surrender the certificate or certificates representing such shares to the Corporation, duly assigned or endorsed for transfer (or accompanied by duly executed stock powers relating thereto), or
 .Affidavit of Loss with respect to such certificates at the principal executive office of the Corporation or the office of the transfer agent for the Series B Preferred Stock or such office or offices in the continental United States of an agent for redemption as may from time to time be designated by notice to the holders of Series B Preferred Stock, and each surrendered certificate shall be canceled and retired; provided, however, that if the Corporation is prohibited
                      --------  -------
from redeeming all shares of Series B Preferred Stock as provided in Section B.6(c) or such redemption is a partial redemption of the shares of Series B Preferred Stock held by a holder, the holder shall not be required to surrender said certificate(s) to the Corporation until said holder has received a new stock certificate for those shares of Series B Preferred Stock not so redeemed.

     (f)  Determination of Fair Market Value.  For purposes of this Section B.6.
          ----------------------------------
the Fair Market Value of any share of Common Stock of the Corporation shall be determined as follows: (i) within five (5) days after written notice from the holders of not less than a majority of the outstanding shares of Series B Preferred Stock (the "Redeeming Stockholders"; provided, however, that if the
                                               --------  -------
holders of not less than a majority of the outstanding shares of Series A preferred Stock shall have also provided notice of their election to redeem in accordance with Section A.6(a) hereof, "Redeeming Stockholders" shall be deemed to include such holders) of their election to redeem is delivered to the Corporation in accordance with Section B.6(a) hereof, each of the Corporation and the Redeeming Stockholders, as a group, shall submit their good faith estimate of such Fair Market Value; (ii) to the extent that the Fair Market Value estimates of the Corporation and the Redeeming Stockholders differ, the Corporation and the Redeeming Stockholders shall engage, for an additional 5-day period, in good faith negotiations to reach agreement (if possible) on the Fair Market Value; and (iii) if the Corporation and the Redeeming Stockholders fail to reach agreement at the end of the foregoing 5-day period, the Fair Market Value shall be determined by appraisal as set forth below.

          In the event Fair Market Value is to be determined by appraisal, the Corporation and the Redeeming Stockholders shall initially negotiate in good faith to select a mutually agreeable appraiser to determine Fair Market Value with such determination to be binding an all concerned. If the Corporation and the Redeeming Stockholders shall fail to agree on the selection of such appraiser within five (5) days following the expiration of the 5-day period specified in the preceding paragraph, then the Corporation shall select one independent appraiser and the Redeeming Stockholders shall select another independent appraiser and such appraiser shall promptly designate a third independent appraiser. Each of the three appraisers shall provide a determination of the Fair Market Value within twenty (20) days of the appointment of the third appraiser. The Fair Market Value under such circumstances shall be an amount equal to the average of the amounts determined by the appraisers within such twenty (20) day period; provided that in the event that the highest appraisal is 15% higher than the middle appraisal or the lowest appraisal is 15% lower than the middle appraisal, the appraisal that is 15% higher or 15% lower, or both, as the case may be, shall be disregarded in calculating the Fair Market Value, in the event that the two original appraisers cannot agree upon the final appraiser within ten (10) days following their selection by the Corporation and the Redeeming Stockholders, then the final appraiser shall be appointed by the American Arbitration Association. The determination of Fair Market Value shall be conclusive, final and binding on all parties, hereto and shall be enforceable in any court having any jurisdiction over a proceeding brought to seek enforcement. All fees and expenses incurred in connection with an appraisal under this Section B.6(f) shall be borne equally by the Corporation and the Redeeming Stockholders. Fair Market Value shall be determined on the basis of the following assumptions: (i) an a "fully diluted" basis (such dilution to be determined in accordance with generally accepted accounting principles consistently applied) as if the Series A Preferred Stock and Series B Preferred Stock was converted and the Common Stock acquired upon such conversion was sold as part of a sale of all of the capital Stock of the Corporation; (ii) as though all outstanding securities which are then convertible into, exercisable for or exchangeable into shares of Common Stock of the Corporation (including, without limitation, vested options and warrants) had been converted into, exercised for or exchanged into Common Stock of the Corporation and any amounts payable upon such conversion, exercise or exchange paid to the Corporation; (iii) without any reduction in value for lack of control or the inherent lack of liquidity of non-public, minority interests; and (iv) giving full effect to the earnings history and prospects of the Corporation.

7.   Covenants.

          So long as at least 20% of the originally issued shares of Series B Preferred Stock remain outstanding, the Corporation shall not, without first having obtained the affirmative vote or written consent of the holders of not less than a majority of the outstanding shares of Series B Preferred Stock:

     (a) take any action or enter into any agreement to authorize, sell or issue any shares of Series B Preferred Stock, any equity securities or bonds, certificates of indebtedness, debentures or other securities convertible into or exchangeable for equity securities of the Corporation which is senior to, or an a parity basis with (other than additional shares of Series A Preferred Stock in accordance with the Series A Stock Purchase Agreement), the Series B Preferred Stock as to dividend rights, liquidation preferences, conversion rights, participation rights, redemptions, or with respect to the distribution of assets or other amounts in connection with a liquidation, dissolution or winding up of the Corporation or an Extraordinary Transaction;

     (b) directly or indirectly, through subsidiaries or otherwise, redeem, purchase or otherwise acquire for consideration any shares of its Common Stock or any other class of its capital stock, except for (i) the redemption of the Series A Preferred Stock and Series B Preferred Stock pursuant to and as provided in this Amended and Restated Certificate of Incorporation, (ii) the repurchase of shares of Common Stock at the original purchase price thereof from employees, directors or consultants of the Corporation, other than shares of Common Stock owned by Michael W. Ferro, Jr., Richard Weingarten, and John T. Garber, II, pursuant to agreements under which the Corporation has the option or obligation to repurchase such shares upon the occurrence of certain events, including termination of employment and (iii) the redemption of shares of Common Stock from the stockholders of the Corporation in accordance with Section 1.6 of the Series A Stock Purchase Agreement; or

     (c) declare or pay any dividends or make any distributions of cash,. property or securities of the Corporation with respect to any shares of its Common Stock or any other class of its capital stock (other than dividends payable by the Corporation solely in shares of Common Stock).

8.   Notice.
     ------

     (a)  Liquidation Events, Extraordinary Transactions, Etc.  In the event (i)
          ---------------------------------------------------
the Corporation establishes a record date to determine the holders of any class of securities who are entitled to receive any dividend or other distribution or who are entitled to vote at a meeting (or by written consent) in connection with any of the transactions identified in clause (ii) hereof, or

(ii) any Liquidation Event (as defined in Section B.3), any Extraordinary Transaction (as defined in Section B.3) or a Qualified Public Offering (as defined in Section BA) or other public offering becomes reasonably likely to occur, the Corporation shall mail or cause to be mailed by first: class mail (postage prepaid) to each holder of Series B Preferred Stock at least sixty (60) days prior to such record date specified therein or the expected effective date of any such transaction, a notice specifying (A) the date of such record date for the purpose of such dividend or distribution or meeting or consent and a description of such dividend or distribution or the action to be taken at such meeting or by such consent, (B) the date on which any such Liquidation Event, Extraordinary Transaction or Qualified Public Offering or other public offering is expected to become effective, and (C) the date an which the books of the Corporation shall close or a record shall be taken with respect to any such event.

     (b)  Waiver of Notice.  The holder or holders of a majority of the
          ----------------
outstanding shares of Series B Preferred Stock may, at any time upon written notice to the Corporation, waive any notice provisions specified herein for the benefit of such holders.

     (c)  General.  In the event that the Corporation provides any notice,
          -------
report or statement to any holder of Common Stock, the Corporation shall at the same time provide a copy of any such notice, report or statement to each holder of outstanding shares of Series B Preferred Stock.

9.   No Reissuance of Series B Preferred Stock.  No share or shares of Series B
     -----------------------------------------
Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Corporation shall be authorized to issue.

10.  Waiver.  The holder or holders of not less than a majority of the
     ------
outstanding shares of Series B Preferred Stock may, at any time upon written notice to the Corporation, waive any provisions specified herein for the benefit of such holders.

11.  Contractual Rights of Holders.  The various provisions set forth herein for
     -----------------------------
the benefit of the holders of the Series B Preferred Stock shall be deemed contract rights enforceable by them including without limitation, one or more actions for specific performance.

                                C. COMMON STOCK
                                   ------------

1.   Voting Power.  The holder of each share of Common Stock shall be entitled
     ------------
to one vote for each such share as determined on the record date for the vote or consent of shareholders and shall, vote together with the holders of the Series A Preferred Stock (to the extent provided by the provisions of Part A of this Article Fourth) and the holders of the Series R Preferred Stock (to the extent provided by the provisions of Part B of this Article Fourth) as a single class upon any items submitted to a vote of stockholders, except as otherwise provided herein.

2.   Dividends.  The holders of Common Stock shall be entitled to receive
     ---------
dividends out of funds legally available therefor at such times and in such amounts as the Board of Directors may determine in its sole discretion, with holders of Series A Preferred Stock, Series B Preferred Stock and Common Stock sharing pari passu in such dividends
                                                  ---- -----
as by Sections A.2 and B2.

3.   Liquidation.  Upon any Liquidation Event, after the payment or provision
     -----------
for payment of all debts and liabilities of the Corporation and all preferential amounts to which the holders of Series A Preferred Stock and Series D Preferred Stock, are entitled with respect to the distribution of assets in liquidation, the holders of Common Stock (and to the extent applicable, Series A Preferred Stock and Series B Preferred Stock) shall be entitled to share ratably in the remaining assets of the Corporation available for distribution, with such stock being considered a single class for this purpose.

                                 ARTICLE FIFTH

          In furtherance and not in limitation of the powers conferred by statute, the Board of Directors shall have the concurrent power with the stockholders to make, alter, amend, change add to or repeal the By-laws of the Corporation.

                                 ARTICLE SIXTH

          The Corporation, to the fullest extent now or hereafter permitted by
Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented from time to time, shall indemnify any and all persons whom it shall have power to indemnify from and against any and all of the expenses, liabilities or other matters referred to in or covered by applicable law, and the indemnification provided for in this Article Sixth shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-law, agreement, vote of stockholders or distinterested Directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. Subject to the conditions provided for in the General Corporation Law of the State of Delaware, as the same exists or may benefit be amended from time to time, the Corporation may pay in advance expenses incurred by a party seeking indemnification in connection with the connection with the preparation for or defense of any action, suit or proceeding.

          In addition, in accordance with Section 102(b)(7) of the General Corporation Law of the State of Delaware, the Corporation does hereby eliminate the personal liability of a Director of the Corporation to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, provided that such liability of a Director shall not be eliminated (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends, stock purchases or redemptions, or (iv) for any transaction from which the Director derived an improper personal benefit. The determination as to whether a Director has engaged in the conduct described in
(i) through (iv) above shall be made either by the Board of Directors of the Corporation by a majority vote of a quorum of disinterested Directors or by a majority vote of the Corporation's stockholders, as determined by the Board of Directors of the Corporation.

          Unless required by law, no reduction or elimination of the indemnity provisions of this Article Sixth shall be applied retroactively with respect to any person covered hereunder.

                                ARTICLE SEVENTH

          The Corporation reserves the right to amend, alter, change or repeal any provision contained in the Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute and all rights conferred upon stockholders herein are granted subject to this reservation.

                  [Remainder of Page Intentionally Left Blank]

          THIS AMENDED AND RESTATED CERTIFICATE OF INCORPORATION is executed as of this 7/th/ day of July, 1999.



                                        CLICK INTERACTIVE, INC.



                                        By:  /s/ Donal Schmitt
                                           ----------------------------------
                                              Donal Schmitt, Vice President

                          CERTIFICATE OF AMENDMENT OF
                         CERTIFICATION INCORPORATION OF
                            CLICK INTERACTIVE, INC.


          CLICK INTERACTIVE, INC., a Delaware corporation (the "Corporation"), organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY AS FOLLOWS:

          I. That the Board of Directors of the Corporation, in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware, by unanimous vote of its members at a meeting duly called has duly adopted resolutions proposing and declaring advisable a stock split in the nature of a stock dividend and the increase of the number of shares of common stock, par value $.001 per share, of the Corporation ("Common Stock"), the number of shares of Series A Convertible Preferred Stock, par value $0.001 per share, of the Corporation ("Series A Preferred"), and the number of shares of Series B Convertible Preferred Stock, par value $0.001 per share, of the Corporation ("Series B Preferred"), which the Corporation shall be authorized to issue pursuant to the amendment to the Corporation's Certification of Incorporation set forth below and that in lieu of a meeting and vote of stockholders, holders of at least a majority of the outstanding shares of capital stock entitled to vote thereon, have by written consent authorized and approved such amendment of the Corporation's Certificate of Incorporation in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

          II. Article Fourth of the Corporation's Certificate of Incorporation is amended to increase the total number of shares of all classes of capital stock which the Corporation shall have the authority to issue from 20,000,000 to 40,000,000 with a par value of $.001 divided into classes as follows:

          30,000,000 shares shall be Common Stock; and

          6,000,000 shares shall be Series A Preferred; and

          4,000,000 shares shall be Series B Preferred.

          IN WITNESS WHEREOF, Click Interactive, Inc. has caused this Certificate to be signed by Robert J. Markese, its Executive Vice President and authorized officer, and David S. Stone, its Secretary, this 20th day of August, 1999.

                                        CLICK INTERACTIVE, INC.



                                        By:  /s/ Robert J. Markese
                                           ------------------------------------
                                             Robert J. Markese
                                             Executive Vice President

ATTEST:



    /s/ David S. Stone
------------------------------
David S. Stone, Secretary

                          CERTIFICATE OF AMENDMENT OF
                        CERTIFICATE OF INCORPORATION OF
                            CLICK INTERACTIVE, INC.


          CLICK INTERACTIVE, INC., a Delaware corporation (the
"Corporation"), organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY AS FOLLOWS:

          I. That the Board of Directors of the Corporation, in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware, by unanimous vote of its members at a meeting duly adopted has duly adopted resolutions proposing and declaring advisable a stock split in the nature of a stock dividend and the increase of the number of shares of common stock, par value $.001 per share, of the Corporation ("Common Stock"), the number of shares of Series A Convertible Preferred Stock, per value $0.001 per share of the Corporation ("Series A Preferred"), and the number of shares of Series B Convertible Preferred Stock, par value $0.001 per share, of the Corporation ("Series B Preferred"), which the Corporation shall be authorized to issue pursuant to the amendment to the Corporation's Certificate of Incorporation set forth below and that in lieu of a meeting and vote of stockholders, holders of at least a majority of the outstanding shares of capital stock entitled to vote thereon, have by written consent authorized and approved such amendment of the Corporation's Certificate of Incorporation in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

          II. Article Fourth of the Corporation's Certificate of Incorporation is amended to increase the total number of shares of all classes of capital stock which the Corporation shall have the authority to issue from 40,000,000 to 80.000,000 divided into classes as follows:

          60,000,000 shares shall be Common Stock; and

          12,000,000 shares shall be Series A Preferred; and

          8,000,000 shares shall be Series B Preferred.

          IN WITNESS WHEREOF, Click Interactive, Inc. has caused this Certificate to be signed by Michael W. Ferro, Chairman and Chief Executive Officer and authorized officer, and David S. Stone, its Secretary this 22/nd/ day of December, 1999.

                                             CLICK INTERACTIVE, INC.



                                             By   /s/ Michael W. Ferro
                                               ---------------------------------
                                                   Michael W. Ferro
                                                   Chairman and Chief Executive
                                                   Officer

ATTEST:



   /s/ David S. Stone
------------------------------
David S. Stone, Secretary

                          CERTIFICATE OF AMENDMENT OF
                        CERTIFICATE OF INCORPORATION OF
                            CLICK INTERACTIVE, INC.


1. At a meeting of the Board of Directors of Click Interactive, Inc. (the "Corporation") resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and forwarding the resolution to the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

     RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered First so that as follows:

            "The name of the Corporation is:  Click Commerce, Inc."

2. That thereafter, pursuant to resolution of its Board of Directors, a written consent of the stockholders of the Corporation was executed in accordance with Section 228 of the General Corporation Law of the State of Delaware.

3.   That such amendment was duly adopted in accordance with the provisions of
     Section 242 of the General Corporation Law of the State of Delaware.

4. That the capital of the Corporation shall not be reduced under or by reason of such amendment.

          IN WITNESS WHEREOF, Click Interactive, Inc. has caused this certificate to be signed by Robert Markese, its President, and David Stone, its Secretary, this 22/nd/ day of December, 1999.



                                            By:  /s/ Robert J. Markese
                                               ---------------------------------
                                                  Robert J. Markese, President



                                            ATTEST:   /s/ David Stone
                                                   -----------------------------
                                                       David Stone, Secretary